UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 11, 2016, Sorrento Therapeutics, Inc. (the “Company”) issued a press release announcing that it has formed an exclusive partnership with the world-renowned Karolinska Institutet (KI) in Stockholm, Sweden, to perform cutting-edge immuno-oncology research and to develop new natural killer (NK) cell-based therapies. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On January 11, 2016, the Company issued a press release announcing that its partner, MabTech Ltd. has successfully completed Phase 3 conical trials in China for STI-001, a biosimilar/biobetter antibody for Cetuximab (Erbitux®) and STI-002, a biosimilar/biobetter antibody for Infliximab (Remicade®). Both STI-001 and STI-002 met their primary endpoints in confirmatory, randomized, controlled, two-part Phase 3 studies. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

The Company intends to conduct meetings with third parties in which its corporate slide presentation will be presented. A copy of the presentation materials is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 11, 2016

99.2	Press release dated January 11, 2016

99.3	Sorrento Therapeutics, Inc. Corporate Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2016

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	President and Chief Executive Officer